EXHIBIT 99.3

MANAGEMENT'S ASSERTION

February 18, 2005

As of and for the year ended December 31, 2004, Long Beach Acceptance Corp. (the
"Company") has complied in all material respects with the Company's established minimum servicing standards for serviced automobile loans as set forth in
APPENDIX I (the "Standards"). The Standards are based on the Mortgage Banker's
Association of America's Uniform Single Attestation Program for Mortgage
Bankers, modified to address the unique characteristics of servicing automobile loans.

As of and for this same period, Long Beach Acceptance Corp. was covered by a fidelity bond of $100,000,000 and an errors and omissions policy of $15,000,000.

/s/ Stephen W. Prough
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    Stephen W. Prough
    Chairman, President and Chief Executive Officer

/s/ Michael J. Pankey
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    Michael J. Pankey
    Executive Vice President and Chief Financial Officer

/s/ Maureen Morley
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    Maureen Morley
    Vice President and Controller